UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2009

REAL ESTATE ASSOCIATES LIMITED III

(Exact name of Registrant as specified in its charter)

            California                0-10673                 95-3547611

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Real Estate Associates Limited III, a California limited partnership (the “Registrant”), has a 95% limited partnership interest in Lakeside Apartments, Ltd., a Florida limited partnership (“Lakeside”). As previously disclosed, on May 26, 2009, Lakeside entered into a purchase and sale contract with a third party, Judd K. Roth (the “Purchaser”), relating to the sale of its sole investment property for a sale price of $1,300,000, including the Purchaser’s assumption at closing of the mortgages encumbering the Lakeside property in the approximate amount of $855,000.  The Registrant’s investment balance in Lakeside was zero at December 31, 2008 and June 30, 2009.

On November 2, 2009, the Purchaser failed to satisfy its obligations under the purchase and sale contract to purchase the property on the closing date.  Accordingly, the purchase and sale contract has been terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED III

(a California limited partnership)

                             By:    National Partnership Investments Corp.

                                    Corporate General Partner

By: /s/Stephen B. Waters
Stephen B. Waters
Senior Director

Date: November 5, 2009